Re: Questions 72DD1, 77DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Emerging Markets Fund 			(Series 1)
Asia Fund 				(Series 2)
Emerging Markets Great Consumer Fund 	(Series 5)
Asia Great Consumer Fund 		(Series 6)
Global Great Consumer Fund 		(Series 7)
Global Dynamic Bond Fund 		(Series 8)
Global Growth Fund 			(Series 9)

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2, 73A1 and 73A2) during the period ended October 31, 2016 :
			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets Fund        		-		-
Asia Fund				-           	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	     	-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		8	     $0.136116


Class C:

Emerging Markets Fund       		-		-
Asia Fund				-          	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		-	    	-
Global Great Consumer Fund		-	   	-
Global Dynamic Bond Fund		5	    $0.097235


Class I:

Emerging Markets Fund       		-	        -
Asia Fund				-        	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	    	-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		151	     $0.149686
Global Growth Fund			-	        -



Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at October 31, 2016:

 	 				NAV		Shares
							Outstanding
  					                (000's)
Class A:

Emerging Markets Fund       		9.75          	51
Asia Fund				10.00        	46
Emerging Markets Great Consumer Fund	11.14		1,958
Asia Great Consumer Fund		11.79		624
Global Great Consumer Fund		12.50		94
Global Dynamic Bond Fund		10.36		56

Class C:

Emeriging Markets Fund       		9.29      	123
Asia Fund	     			9.49       	35
Emerging Markets Great Consumer Fund	10.63 		1,620
Asia Great Consumer Fund		11.25		546
Global Great Consumer Fund		12.02		64
Global Dynamic Bond Fund		10.33		56


Class I:

Emerging Markets Fund       		9.87         	441
Asia Fund	     			10.19        	2,569
Emerging Markets Great Consumer Fund	11.30		11,988
Asia Great Consumer Fund		11.95		5,365
Global Great Consumer Fund		12.63		1,376
Global Dynamic Bond Fund		10.37		1,036
Global Growth Fund			10.56		540